FOR IMMEDIATE RELEASE
CONTACT:   Walter E. Daller Jr., Chairman, President and CEO
PHONE:    215-256-8851 ext. 2300

HARLEYSVILLE NATIONAL CORP. ENDS 2003 WITH RECORD EARNINGS

HARLEYSVILLE, PA (January 12, 2004) - Harleysville National Corporation (HNC) (Nasdaq:HNBC), today announced record fourth quarter 2003 earnings of $8,972,000, a 7.8% increase over fourth quarter 2002 earnings of $8,323,000. Net income for the year ending December 31, 2003, was $35,333,000, a 7.3% increase over the $32,927,000 for the comparable period in 2002. This increase resulted in 28 consecutive years of record earnings for HNC.

For the quarter ending December 31, 2003, diluted earnings per share of $.37 were 8.8% higher than the $.34 earned during the fourth quarter of 2002, and basic earnings per share at $.37 were up 5.7% from $.35 in the fourth quarter of 2002. For the year ending December 31, 2003, diluted earnings per share of $1.44 were up 7.5% from the $1.34 in the comparable period last year. Basic earnings per share of $1.48 for the year ending December 31, 2003, were 7.2% higher than the $1.38 in 2002.

“We have once again maintained strong returns and improved loan quality,” said Walter E. Daller, Jr., Chairman, President and CEO of HNC. “2003 was a challenging year and we are pleased that HNC managed to maintain its long-running record of increased earnings,” he added.

Net interest income in the fourth quarter of 2003 increased $1,611,000 or 8.4% over the same period in 2002. This rise in net interest income was due to an increase in earning asset volumes and a rise in the net interest margin. The fourth quarter 2003 net interest margin of 3.82% surpassed the 3.64% net interest margin recorded in the same period in 2002. The higher net interest margin was the result of a reduction in funding rates and an increase in loan volumes. The fourth quarter of 2003 net interest margin was also higher than the third quarter of 2003 net interest margin of 3.71%.

“During the last few months, we have seen signs that the economy is strengthening. We have achieved good returns during the recent economic downturn, and feel we are well positioned as the economy improves,” said Daller. “During the second half of 2003, the annualized growth in loans was 10.8% and we are encouraged by an improvement in the net interest margin during the fourth quarter,” he added.

    The loan balance at December 31, 2003 of $1,408,391,000 increased 5.6% from the December 31, 2002 balance of $1,333,292,000. The growth in loans during 2003 was impacted by planned declines in both the indirect vehicle loan and vehicle leasing portfolios. Net of these two portfolios, total loans grew 12.2%, led by increases in commercial related and home equity loans.

    HNC continued to experience improvement in its asset quality during 2003. Nonperforming assets, including nonaccrual loans, net assets in foreclosure and loans 90 days or more past due was .22% of total assets at December 31, 2003, compared to .27% at December 31, 2002. The ratio of the allowance for loan losses to nonperforming loans was 371.7% at December 31, 2003, compared to 272.8% at December 31, 2002, and 326.5% at September 30, 2003.

During 2003, HNC continued its efforts to grow funding through core deposits. While total deposits remained relatively flat, lower rate core deposits grew $95,648,000, or 7.9% and higher rate certificates of deposits were reduced by $96,389,000, or 12.5%.

Other operating income of $5,216,000 earned in the fourth quarter of 2003 was $224,000 less than the fourth quarter of 2002 as a result of lower security gains, residential mortgage sale gains and bank-owned life insurance income. Offsetting these decreases were increases in deposit service charges and higher trust and investment services income. The higher deposit service charges were primarily related to higher overdraft fees and the increase in trust and investment services income resulted from higher retail investment fees.

The fourth quarter 2003 other operating expenses of $13,891,000 increased $288,000, or 2.1% from the fourth quarter of 2002. Salaries increased $336,000, or 4.7% and furniture and equipment expenses grew $137,000, or 9.1%. A $182,000 reduction in other expenses was the result of a decrease in the off-lease vehicle residual reserve expense, partially offset by increases in deferred compensation expenses and legal fees. Occupancy expense decreased $3,000, or 0.3%.

Providing Real Life Financial Solutions , Harleysville National Corporation (HNC) has assets in excess of $2.5 billion and operates 41 banking offices in 10 counties throughout Eastern Pennsylvania through its three subsidiary banks - Harleysville National Bank and Trust Company, Citizens National Bank and Security National Bank. Investment Management and Trust Services are provided throughout the company by Harleysville National Bank and Trust Company. Harleysville National Corporation’s stock is traded under the symbol “HNBC” and is commonly quoted under Nasdaq National Market Issues. For more information, visit the HNC Web site at www.hncbank.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data
December 31, 2003
(unaudited)

For the period:		Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2003	2003	2003	2003	2002

Interest Income	$ 30,287	$ 28,439	$ 29,889	$ 30,585	$ 32,371
Interest Expense	9,393	9,216	10,084	11,386	13,088

Net Interest Income	20,894	19,223	19,805	19,199	19,283
Provision For Loan Losses	641	630	1,320	609	969

Net Interest Income After
Provision For Loan Losses	20,253	18,593	18,485	18,590	18,314

Service Charges	2,081	2,007	1,937	1,830	1,929
Security Gains, Net	164	359	4,774	1,316	282
Trust and Investment Services Income	1,017	954	978	888	955
Bank-Owned Life Insurance Income	680	673	631	631	789
Income on Life Insurance	-	-	-	1,119	-
Other Income	1,274	1,259	1,639	1,427	1,485

Total Other Income	5,216	5,252	9,959	7,211	5,440

Salaries, Wages and Employee Benefits	7,518	7,938	7,876	7,841	7,182
Occupancy	924	941	882	1,023	927
Furniture and Equipment	1,637	1,525	1,376	1,305	1,500
Prepayment Fee	-	-	2,594	-	-
Other Expenses	3,812	2,694	4,399	5,344	3,994

Total Other Operating Expenses	13,891	13,098	17,127	15,513	13,603

Income Before Income Taxes	11,578	10,747	11,317	10,288	10,151
Income Tax Expense	2,606	1,952	2,216	1,823	1,828

Net Income	$ 8,972	$ 8,795	$ 9,101	$ 8,465	$ 8,323

Per Common Share Data: *

Weighted Average Common Shares - Diluted	24,768,712	24,587,614	24,540,648	24,469,511	24,552,398
Weighted Average Common Shares - Basic	23,837,623	23,812,431	23,779,235	23,770,390	23,829,011
Net Income Per Share - Diluted	$ 0.37	$ 0.36	$ 0.37	$ 0.34	$ 0.34
Net Income Per Share - Basic	$ 0.37	$ 0.37	$ 0.38	$ 0.36	$ 0.35
Cash Dividend Per Share	$ 0.190	$ 0.160	$ 0.152	$ 0.152	$ 0.168
Book Value	$ 9.52	$ 9.18	$ 9.42	$ 9.06	$ 8.67
Market Value	$ 30.10	$ 23.39	$ 21.55	$ 19.46	$ 21.22

* Adjusted for a five-for-four common stock split effective September 15, 2003.

For the period:	Twelve Months Ended

	December 31,
	2003	2002

Interest Income	$ 119,200	$ 132,630
Interest Expense	40,079	52,610

Net Interest Income	79,121	80,020
Provision For Loan Losses	3,200	4,370

Net Interest Income After
Provision For Loan Losses	75,921	75,650

Service Charges	7,855	6,923
Security Gains, Net	6,613	3,475
Trust and Investment Services Income	3,837	3,764
Bank-Owned Life Insurance Income	2,615	2,689
Income on Life Insurance	1,119	-
Other Income	5,599	5,672

Total Other Income	27,638	22,523

Salaries, Wages and Employee Benefits	31,173	29,813
Occupancy	3,770	3,829
Furniture and Equipment	5,843	5,535
Prepayment Fee	2,594	-
Other Expenses	16,249	17,120

Total Other Operating Expenses	59,629	56,297

Income Before Income Taxes	43,930	41,876
Income Tax Expense	8,597	8,949

Net Income	$ 35,333	$ 32,927

Per Common Share Data: *

Weighted Average Common Shares - Diluted	24,624,063	24,625,609
Weighted Average Common Shares - Basic	23,804,813	23,902,223
Net Income Per Share - Diluted	$ 1.44	$ 1.34
Net Income Per Share - Basic	$ 1.48	$ 1.38
Cash Dividend Per Share	$ 0.654	$ 0.564

* Adjusted for a five-for-four common stock split effective September 15, 2003.

	2003	2003	2003	2003	2002
Asset Quality Data:	4Q	3Q	2Q	1Q	4Q

Nonaccural Loans	$ 3,343	$ 3,962	$ 4,146	$ 4,492	$ 5,109
90 + Days Past Due Loans	1,164	1,200	1,681	1,406	1,193

Nonperforming Loans	4,507	5,162	5,827	5,898	6,302
Net Assets In foreclosure	935	893	729	485	390

Nonperforming Assets	$ 5,442	$ 6,055	$ 6,556	$ 6,383	$ 6,692

Loan Loss Reserve	$ 16,753	$ 16,854	$ 17,538	$ 16,902	$ 17,190
Loan Loss Reserve / Loans	1.19%	1.22%	1.31%	1.26%	1.29%
Loan Loss Reserve / Nonperforming Loans	371.7%	326.5%	301.0%	286.6%	272.8%
Nonperforming Assets / Total Assets	0.22%	0.24%	0.27%	0.26%	0.27%
Net Loan Charge-offs	$ 742	$ 1,313	$ 684	$ 898	$ 918
Net Loan Charge-offs (annualized)
/ Average Loans	0.21%	0.39%	0.20%	0.27%	0.28%

	2003	2003	2003	2003	2002
Selected Ratios (annualized):	4Q	3Q	2Q	1Q	4Q

Return on Average Assets	1.41%	1.44%	1.49%	1.38%	1.34%
Return on Average Shareholders' Equity	16.22%	16.11%	16.67%	16.18%	16.10%
Return on Average Shareholders'
Realized Equity *	16.56%	16.65%	17.53%	16.78%	16.81%
Yield on Earning Assets (FTE)	5.38%	5.31%	5.57%	5.65%	5.86%
Cost of Interest Bearing Funds	1.88%	1.95%	2.12%	2.34%	2.64%
Net Interest Margin (FTE)	3.82%	3.71%	3.82%	3.68%	3.64%
Leverage Ratio	8.77%	8.97%	8.73%	8.49%	8.19%

* Excluding unrealized gain (loss) on investment securities available for sale.

	2003	2002
Selected Ratios (annualized):	Year-to-date	Year-to-date

Return on Average Assets	1.43%	1.43%
Return on Average Shareholders' Equity	16.29%	16.60%
Return on Average Shareholders'
Realized Equity *	16.87%	17.06%
Yield on Earning Assets (FTE)	5.52%	6.41%
Cost of Interest Bearing Funds	2.07%	2.89%
Net Interest Margin (FTE)	3.80%	4.00%
Leverage Ratio

* Excluding unrealized gain (loss) on investment securities available for sale.

Balance Sheet (Period End):	2003	2003	2003	2003	2002

	4Q	3Q	2Q	1Q	4Q

Assets	$ 2,510,939	$ 2,523,002	$ 2,406,132	$ 2,470,414	$ 2,490,864
Earning Assets	2,371,816	2,386,477	2,244,720	2,324,511	2,346,669
Securities	924,874	915,832	866,191	959,095	971,467
Loans, Net	1,408,391	1,377,682	1,335,919	1,337,130	1,333,292
Other Earning Assets	38,551	92,963	42,610	28,286	41,910
Total Deposits	1,979,081	1,990,832	1,873,218	1,953,466	1,979,822
Non-Interest Bearing Deposits	294,121	283,886	291,454	270,759	269,781
Interest Bearing Checking	283,607	276,941	218,200	234,660	249,646
Money Market	506,516	490,341	483,326	507,913	488,944
Savings	221,778	217,969	220,001	212,967	202,003
Time, under $100,000	491,740	506,976	503,850	516,994	526,885
Time, $100,000 or greater	181,319	214,719	156,387	210,173	242,563
Other Borrowings	255,056	263,828	254,563	247,919	253,906
Federal Home Loan Bank	172,750	168,750	153,750	162,750	162,750
Other Borrowings	82,306	95,078	100,813	85,169	91,156
Shareholders' Equity	226,991	218,878	223,849	215,109	206,206

Balance Sheet (Daily Average):	2003	2003	2003	2003	2002

	4Q	3Q	2Q	1Q	4Q

Assets	$ 2,543,616	$ 2,436,763	$ 2,435,580	$ 2,450,397	$ 2,491,372
Earning Assets	2,408,967	2,298,565	2,305,590	2,321,612	2,360,479
Securities	983,318	898,886	948,782	970,336	1,000,651
Loans, Net	1,389,595	1,354,394	1,342,758	1,329,093	1,337,848
Other Earning Assets	36,054	45,285	14,050	22,183	21,980
Total Deposits	1,976,616	1,906,373	1,889,663	1,938,766	1,966,489
Non-Interest Bearing Deposits	279,307	278,267	260,688	242,793	244,785
Interest Bearing Checking	280,076	241,283	223,152	235,502	248,302
Money Market	501,127	479,375	493,561	498,328	476,107
Savings	221,116	219,778	216,445	207,512	201,157
Time, under $100,000	497,281	508,256	510,703	523,089	529,515
Time, $100,000 or greater	197,709	179,414	185,114	231,542	266,623
Other Borrowings	296,344	260,383	274,567	252,411	263,062
Federal Home Loan Bank	172,750	164,728	164,794	162,750	162,750
Other Borrowings	123,594	95,655	109,773	89,661	100,312
Shareholders' Equity	221,236	218,396	218,363	209,241	206,739